EXHIBIT 10.2
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                            CONSULTING AGREEMENT

        This Consulting Agreement (the "Agreement") is entered into effective as of this 30th day of March, 2009, among PSQ, LLC (the "PSQ"), General Employment Enterprises, Inc. (the "Company"), and Herbert F. Imhoff, Jr. (the "Consultant").

        WHEREAS, the Company and PSQ have entered into a Securities Purchase and Tender Offer Agreement (the "Purchase Agreement"), on the date hereof.

        WHEREAS, the Consultant and the Company are parties to an Employment Agreement effective as of August 1, 2001, as amended (the "Employment Agreement"); and

        WHEREAS, contemporaneous with and contingent upon the occurrence of the Closing Date (as defined in the Purchase Agreement), the Consultant's employment with the Company will terminate and the parties to this Agreement now desire to enter into this consulting arrangement.

        NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and of the mutual benefits accruing to the Company, PSQ, and the Consultant from the consulting relationship to be established between the parties by the terms of this Agreement, the Company, PSQ, and the Consultant agree as follows:

        1. CONSULTING RELATIONSHIP. The Company hereby retains the Consultant, and the Consultant hereby agrees to be retained by the Company, as an independent consultant, and not as an employee.

        2. TERM. The term of this Agreement shall begin on the Closing Date and shall continue for three (3) years thereafter (the "Term"). No party may terminate this Agreement prior to the Closing Date, except that if the Purchase Agreement terminates prior to the Closing Date, this Agreement shall terminate simultaneous with the termination of the Purchase Agreement without any action on the part of any party hereto, and shall thereafter be void ab initio and of no further force and effect. If the Closing Date occurs, after the Closing Date, any party may terminate this Agreement for any reason prior to the expiration of the Term by delivering written notice to the other party. In the event the Agreement is terminated by any party for any reason prior to the expiration of the Term, within thirty (30) days of such termination, the Company shall continue making payments to the Consultant for the remainder of the Term as set forth in Sections 4(a) and 5; except that, if at any time during the Term, the Company fails to make a monthly payment required under Section 4(a) or Section 5 by the latest of five (5) calendar days after (A) the last day of the month for which the payment is due or (B) the date the Consultant gives the Company notice that a monthly payment is overdue, in which case, the Company shall make a lump sum cash payment to the Consultant within thirty (30) days equal to the remaining payments left in the Term as set forth in Sections 4(a) and 5 in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, and Section 1.409A-3(g) of the Treasury Regulations (or any similar or successor provision).

        3. CONSULTING SERVICES. The Consultant agrees that during the Term of this Agreement:

             a. ASSISTANCE AND ADVICE. Upon the Company's reasonable request, the Consultant shall assist and advise the Company with respect to matters related to the Consultant's areas of responsibility at the Company prior to the Closing Date and provide such other services as requested by the Company consistent with the nature of the duties performed by the Consultant during his active service with the Company. It is anticipated that the Consultant shall assist the Company and its management in maintaining the key customer relationships the Consultant established while serving as the Chief Executive Officer of the Company.

             b. BOARD OF DIRECTORS. The Consultant shall continue to serve on the Board of Directors of the Company for the duration of the Term at the same level and form of compensation and benefits as other outside directors of the Company, but in no event shall the Consultant receive less than $2,000 per month for such services.

             c. REPORTING STRUCTURE. The Consultant shall report directly to the Company's Chief Executive Officer.

             d. AVAILABILITY. The Consultant shall be available to render services to the Company under this Agreement for not more than forty (40) hours during any week during the Term.

             e. LOCATION OF SERVICES. Unless otherwise mutually agreed to by the Company and the Consultant, the Consultant shall provide the services required under this Agreement at the principal offices of the Company in Oakbrook Terrace, Illinois, although the Consultant's physical presence at the principal offices will not be required unless the Company specifically requests it and such presence is reasonably necessary for the Consultant to be able to provide the services.

        4. COMPENSATION. The Company and the Consultant hereby agree that:

             a. ANNUAL FEE. During the Term of this Agreement, the Company shall pay the Consultant at the rate of $300,000 per year, payable in equal monthly installments.


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             b.   TERMINATION OF EMPLOYMENT AGREEMENT AND RIGHTS TO
        PAYMENTS THEREUNDER. Contemporaneous with and contingent upon the occurrence of the Closing Date, the Employment Agreement shall be terminated without any further action and the Consultant shall have no further claims against the Company under the Employment Agreement, including, but not limited to, the right to lump sum payment upon the termination of Consultant's employment with the Company and a Gross-Up Payment under Sections 2(b) and
        (c) of the Employment Agreement, other than as set forth in this Agreement. As a material inducement to the Company to enter into this Agreement and in consideration of the rights and benefits to be provided by the Company to the Consultant as described herein, the Consultant, on behalf of himself, his representatives, agents, estate, heirs, successors and assigns, and with full understanding of the contents and legal effect of this release and having the right and opportunity to consult with his counsel, releases and discharges the Company, its shareholders, officers, directors, employees, agents, representatives and affiliates from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that he had or now has, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy; provided, however, this release is not intended to and does not apply to any claims that may arise (i) after the Closing Date or (ii) in connection with the breach or enforcement of this Agreement. Furthermore, in consideration for terminating employment with the Company and terminating the Employment Agreement, the Company releases and discharges the Consultant from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever that the Company had or now has, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy; provided, however, this release is not intended to and does not apply to any claims that may arise (i) after the Closing Date or
        (ii) in connection with the breach or enforcement of this Agreement.

             c. CANCELLATION OF STOCK OPTIONS. The Company and the Consultant agree that contemporaneous with and contingent upon the occurrence of the Closing Date, the 192,193 vested stock options in the Company held by the Consultant shall be canceled without any further action on the part of the Company or the Consultant.

             d. SHARE ISSUANCE. In consideration for (1) the Consultant's agreeing to (i) terminate his Employment Agreement

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        and release his rights thereunder (except as specified herein),
        (ii) cancel his options as described in Section 4(c) above, (iii) grant a release in favor of the Company as described in Section 4(b) above, and (iv) enter into the non-competition and non-solicitation covenants in Section 9 below, and (2) the other benefits to be provided by the Consultant hereunder, contemporaneous with and contingent upon the occurrence of the Closing Date, the Company will issue to the Consultant 500,000 fully vested shares of Common Stock of the Company (the "Acquired Stock") for no additional consideration.

        5. BENEFITS. The Consultant shall continue to be eligible to participate in the Company's group health benefit plan, at the Company's expense, until the Consultant becomes entitled to Medicare coverage. In addition, during the Term, the Company agrees to reimburse the Consultant for the premiums paid on the Consultant's current life insurance policy, face value of $1 million. The Consultant shall also be entitled to his benefits earned as an employee of the Company under (i) the General Employment Enterprises, Inc. Executive Retirement Plan and related "Rabbi" trust and (ii) the Company's vacation pay plan.

        6. EXPENSE REIMBURSEMENT. If the Consultant agrees to travel, the Company agrees to reimburse the Consultant for all travel and other costs and expenses reasonably incurred by the Consultant at the request of the Company in the performance of his duties hereunder. The Company shall timely reimburse the Consultant for all such expenses submitted with reasonable documentation in a manner consistent with the travel and expense policies of the Company.

        7. SUPPORT, SUPPLIES, AND OFFICE SPACE. The Company will provide the Consultant with all reasonable administrative support during the Term including, among other things, secretarial support, photocopying and facsimile services, voicemail access, remote e-mail access, message taking services, mail receipt, office furniture, utilities, office equipment, and office supplies.

        8. INDEMNIFICATION. The Company shall indemnify the Consultant for any and all actions taken by him in the performance of the consulting services under this Agreement to the same extent the Company provides indemnification for actions taken by directors or officers of the Company.

        9. NON-COMPETE; NON-SOLICIT. Without the prior written consent of the Company, the Consultant will not, during the Term and for a period of two (2) years thereafter, directly or indirectly: (i) engage in, or be employed in an executive capacity by or render executive, consulting or other services to any person, firm, corporation, or association engaged in the staffing services business,
   (ii) render any services or give any advice similar to the services and advice required to be rendered by the Consultant to the Company

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   hereunder, or (iii) solicit any current or future customers, clients or employees of the Company by, or on behalf of, a firm or organization described in subsection (i) above.

        10.  GENERAL PROVISIONS.
             ------------------

             a. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company, PSQ, and the Consultant, and states fully all agreements, understandings, promises, and commitments between the parties as it relates to the consulting relationship between the Company and the Consultant.

             b. AMENDMENT. This Agreement may only be amended by written agreement between a duly authorized officer of the Company, a duly authorized member or manager of PSQ, and the Consultant.

             c. APPLICABLE LAW. This Agreement will be governed by and construed under the laws of the State of Illinois, determined without regard to its conflicts of law rules, except as such laws are preempted by the laws of the United States. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement shall be exclusively in the courts of the State of Illinois, County of Cook, including the Federal courts located therein (should Federal jurisdiction exist).

             d. TAXES AND STATUTORY OBLIGATIONS. As an independent contractor, the Consultant will be solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, Workers' Compensation Insurance laws.

             e. COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if each of the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

             f. NOTICE. Any notice or request specifically provided for or permitted to be given under this Agreement must be in writing. Notice may be served in any manner, including by facsimile or nationally recognized overnight courier service, but shall be deemed delivered and effective as of the time of actual delivery thereof to the addressee. For purposes of notice, the addresses of the parties shall be as follows:





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             If to PSQ, to:
                  PSQ, LLC
                  11921 Brinley Ave.
                  Louisville, KY. 40243
                  Attention: Chief Executive Officer

             If to the Company, to:
                  One Tower Lane
                  Suite 2200
                  Oakbrook Terrace, IL  60181

             If to the Consultant, to:
                  Herbert F. Imhoff, Jr.
                  2005 Mustang Drive
                  Naperville, IL  60565

             g. ASSIGNABILITY. This Agreement may not be assigned by any party without the prior written consent of the other parties, except that no consent is necessary for the Company or PSQ to assign this Agreement to any entity succeeding to substantially all of the assets or business of the Company or PSQ whether by merger, consolidation, acquisition, or otherwise. This Agreement shall be binding upon the Consultant, his heirs, and permitted assigns, the Company, its successors, and permitted assigns, and PSQ, its successors, and permitted assigns.

             h. SEVERABILITY. Each of the sections of this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render nonenforceable any other section contained herein. If any section or provision in a section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the section or provisions to produce its nearest enforceable economic equivalent.

             i. CONSTRUCTION. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof. Each party has cooperated in the preparation of this Agreement. As a result, this Agreement shall not be construed against any party on the basis that the party was the draftsperson.

             j. SURVIVAL. All sections of this Agreement survive beyond the Term except as otherwise specifically stated.

             k. GUARANTEE BY PSQ. In the event the Company fails to make any payment or provide any benefit required by this Agreement, PSQ guarantees that PSQ will be liable to the

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        Consultant for all payments and benefits required by this
        Agreement.

        11.  INVESTMENT ASSURANCES.
             ---------------------

             a.   NOT A REGISTERED OFFERING.   The Consultant understands
        and acknowledges that (i) the Acquired Stock is being offered and sold under one or more of (A) the exemptions from registration provided for in Section 4(2), 4(6) or 3(b) of the Securities Act of 1933, as amended (the "Securities Act"), including Regulation D promulgated thereunder, and (B) the exemptions from registration under any other applicable securities laws, (ii) the Consultant is acquiring the Acquired Stock without being offered or furnished any offering literature or prospectus, and (iii) the issuance of the Acquired Stock has not been reviewed or approved by the United States Securities and Exchange Commission or by any regulatory authority charged with the administration of the securities laws of any state or foreign country.

             b. NATURE OF CONSULTANT. The Consultant either (i) is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act; or (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

             c. SUITABILITY. The Consultant understands and has fully considered the risks of this investment and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing his entire investment,
        (ii) the acquisition of the Acquired Stock is a speculative investment which involves a high degree of risk of loss by the Consultant of his entire investment, and (iii) there are restrictions on the transferability of the Acquired Stock, and accordingly, it may not be possible for an indeterminate period of time to liquidate his investment in the Acquired Stock (if ever). Furthermore, the Consultant represents that he has sufficient liquid assets so that the lack of liquidity associated with this investment will not cause any undue financial difficulties or affect the ability of the Consultant to provide for his current needs and possible financial contingencies.

             d. ACCESS TO INFORMATION. The Consultant, in making his decision to acquire the Acquired Stock, has relied solely upon the Consultant's independent investigations and has, if requested, been given reasonable opportunity to investigate the proposed business and operations of the Company and to review such documents, materials and information as the Consultant deems necessary or appropriate for evaluating an investment in the Acquired Stock or the Company.


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             e.   INVESTMENT INTENT.  The Acquired Stock is being
        acquired by the Consultant solely for the Consultant's own account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution of the Acquired Stock. The Consultant has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person any interest or rights in any of the Acquired Stock. The Consultant has no present plans to enter into any such obligation.

             f. LEGEND. The Consultant acknowledges and agrees that the Acquired Shares that are certificated will bear the following legend (or one to substantially similar effect):

             "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IN A MANNER EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT."

                                      *    *    *

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and the year first above written.

   PSQ, LLC                                HERBERT F. IMHOFF, JR.

   By:  /s/ Stephen B. Pence               /s/ Herbert F. Imhoff, Jr.
   Its: Sole Member



   GENERAL EMPLOYMENT ENTERPRISES, INC.

   By:  /s/ Kent M. Yauch
   Its: Vice President, Chief Financial Officer
        and Treasurer















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